Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (File No. 333-268316), Form S-3 (File Nos. 333-291547, 333-278964, 333-278841, 333-271882 and 333-268302), Form S-8 (File Nos. 333-288386, 333-278667, 333-271044, 333-263972 and 333-260573) of our report dated March 30, 2026, relating to the financial statements of RenovoRx, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Frank, Rimerman + Co. LLP

San Francisco, California

March 30, 2026